Exhibit 99.1

[SAIC Letterhead]

March 20, 2006

To the SAIC Directors and Executive Officers

Re:	Important Notice Regarding SOX Blackout Period and

Restrictions on Directors and Executive Officers Ability to Trade in

Securities of Science applications International Corporation (“SAIC”)

Ladies and Gentlemen:

The purpose of this letter is to notify you of an upcoming “blackout period” (April 7,2006 to completion of the next retirement plan transactions, currently scheduled for May 12, 2006) during which you will be prohibited from effecting any transactions in SAIC stock or options, including exercising stock options that expire during the blackout period.

Retirement Plan Blackout Period

As you know, SAIC has postponed the SAIC Retirement Plan trade date that was originally scheduled to occur on April 7, 2006 until May 12, 2006. Delaying the trade date will affect the ability of participants and beneficiaries in the SAIC Retirement Plan to complete transactions involving SAIC common stock. The period between April 7, 2006 and completion of the next retirement plan transactions, currently scheduled for May 12, 2006, which is created by the delay, is called a “blackout period.” The blackout period and reasons for the blackout period are further described in the Notice to SAIC Retirement Plan Participants attached as Exhibit A, which forms a part of this letter of notification to directors and executive officers.

Insider Trading Prohibition During Blackout Period

The Sarbanes-Oxley Act of 2002 (“SOX”) and Regulation Blackout Trading Restriction, or BTR, enacted under SOX impose trading restrictions on executive officers and directors during a blackout period. The SOX insider trading rules make it unlawful for any director or executive officer of SAIC to, directly or indirectly, purchase, sell or otherwise acquire or transfer any SAIC equity security during the period beginning on April 7, 2006 and ending immediately before the trade is completed (currently scheduled for May 12, 2006). Although the SOX insider trading rules contain limited exceptions, because of the complexity of the rules, SAIC has decided to prohibit all transactions by directors or executive officers that involve SAIC equity securities during the blackout period, other than any transaction that is approved in advance in writing by the General Counsel’s Office.

Importantly, during the blackout period, the SOX insider trading rules prohibit the grant and/or exercise of stock option grants, restricted stock, restricted stock units and other types of compensation awards whose value is denominated in, derived from or based on the market value of SAIC common stock by directors and executive officers. Because of these restrictions, you may wish to evaluate the expiration dates of any outstanding stock options prior to the beginning of the blackout period.

If you have any questions regarding the blackout period, your status as an executive officer or director for purposes of the SOX rules, your ability to enter into a transaction during the blackout period, you should contact me by email at douglas.e.scott@saic.com, by telephone at (858) 826-7325, by facsimile at (858) 826-6808 or by mail at 10260 Campus Point Drive, M/S F2, San Diego, California 92121. If I am unavailable for any reason, please contact Paul Greiner by email at paul.h.greiner@saic.com or by telephone at (858) 826-7360.

Very truly yours,

/s/ Douglas E. Scott
Douglas E. Scott Senior Vice President, General Counsel and Secretary

cc:	Paul H. Greiner

Exhibit A

Important Notice Concerning Your Rights under the Science Applications International Corporation (SAIC) Retirement Plan

DATE: March 20, 2006

TO: SAIC Retirement Plan Participants

FROM: John H. Warner, Jr., Chairman, SAIC Retirement Plan Committee

SUBJECT: SAIC Stock Trade for Retirement Plan Only

Dear Plan Participant,

This memo is to notify you that the trade date for the exchange of stock of Science Applications International Corporation (“SAIC”) in the SAIC Retirement Plan has been rescheduled from April 7, 2006 to May 12, 2006.

The original Retirement Plan trade date was set anticipating that SAIC would file its Annual Report on Form 10-K on or before March 31st and the SAIC Board of Directors would set a new price for SAIC stock at its meeting scheduled for March 31st. Currently, it is expected that the annual report will be filed on or before the SEC deadline of May 1st. To accommodate this schedule, the SAIC Retirement Plan trade is being rescheduled for May 12th with the Board expected to set a new price for SAIC stock on May 5th. For more information regarding this retirement plan trade and other information relevant to SAIC stockholders, please review SAIC CEO Ken Dahlberg’s letter to SAIC employees and stockholders [enclosed with this mailing.] or [posted on ISSAIC.]

As a result of this change in the Retirement Plan trade date, there will be a change in the cutoff date for submitting your paperwork requesting an exchange of shares of SAIC stock into another investment option within the SAIC Retirement Plan. There is also a corresponding change in the date you must submit paperwork to obtain a distribution from the Plan. Please note that if you have previously submitted a distribution request for the April trade date, that request will remain in place for the May trade. You may contact Vanguard if you choose to retract your previously submitted distribution request; however, if any portion of this distribution has occurred you will be unable to retract the original request.

Please note the schedule of important dates below.

KEY DATES FOR SAIC RETIREMENT PLAN TRADE

EVENT	SCHEDULE
Distributions from the Plan and In-service Withdrawal Request Cutoff Date	April 28, 2006
Rollover into the SAIC Plan - Submission Cutoff Date	May 5, 2006
Board Pricing Date	May 5, 2006
Cutoff Date for requesting exchanges from the SAIC Exchangeable Stock Funds	May 9, 2006
Exchange/Trade Date	May 12, 2006

As a participant or beneficiary in the SAIC Retirement Plan, you may trade the portion of your account that is invested in exchangeable SAIC Stock** only on a scheduled Retirement Plan trade date. Although SAIC has a very strong balance sheet, with $2.8 billion in cash reserves at the end of our last quarter and our stock has performed well against other investment alternatives, it is recommended that you consult with your personal financial advisor to review your Retirement Plan holdings, goals and objectives in order to determine if this opportunity makes sense for you.

Under federal law, the period between April 7 and May 12, 2006 that is created by the postponement of the April 7th SAIC Retirement Plan trade date is called a “blackout period.” During a blackout period, plan participants are effectively prohibited from trading the SAIC Stock held in their SAIC Retirement Plan accounts. Although it is possible the SAIC Retirement Plan trade may be further delayed and the blackout period extended, at this time we expect the SAIC Retirement Plan trade to occur and the blackout period to end on May 12, 2006. To confirm whether the blackout period has started or ended, you may contact the Director of Retirement Programs via the information provided below or visit SAIC’s ISSAIC intranet site, at https://issaic.saic.com/rp/, or the section of SAIC’s publicly available web site devoted to SAIC stockholder information, at http://www.saic.com/employees/retirement.html.

Federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date immediately before the commencement of any blackout period (i.e., the last date on which you could trade in SAIC stock) in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans. However, the 30 day advance notice requirement does not apply under certain circumstances, including when failure to comply is due to events that were unforeseeable or beyond the reasonable control of the plan administrator.

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This 30-day advance notice would have required that we provide you notice of the blackout period on December 13, 2005 (30 days prior to the last trade of January 13, 2006). Because SAIC did not finalize its decision to postpone the scheduled SAIC Retirement Plan trade until March 17, 2006, which is after the previously held January 13, 2006 trade, this notice of the blackout period is being issued as soon as reasonably possible after the delay was known.

If you have any additional questions regarding this notice, you may contact Lucy K. Moffitt, Vice President, Director for Retirement Programs, SAIC, by mail at 10260 Campus Point Drive, M/S F2, San Diego, CA 92121, by email at lucy.k.moffitt@saic.com, or by phone at (858) 826-5330.

Sincerely,

/s/ John H. Warner, Jr.
John H. Warner, Jr. Chairman of the SAIC Retirement Plan Committee

*	The SAIC 401(k) Profit Sharing Plan and SAIC Employee Stock Retirement Plan combined to form the SAIC Retirement Plan effective January 1, 2006.

**	In addition to exchangeable SAIC stock, participants who are no longer employed by SAIC may exchange their non-exchangeable SAIC stock in the Retirement Plan trade. Also, participants who are employed by SAIC and are 59 1/2 years old may have rights to diversify some of their non-exchangeable SAIC stock.

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